UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2006
CARDIOGENESIS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11 Musick
Irvine, CA 92618
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (949) 420-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) On December 21, 2006, Cardiogenesis Corporation (the “Company”) established the 2007 compensation for certain of its executive officers. The new compensation structure for these executive officers is set forth below:

				Incentive
				Compensation
				Target (1)		Option
	2006		$2007	% of		Grants
	Base ($)	Inc/(Decr)	Base ($)	Base	$	(shrs)(2)
Lanigan, Richard — President	$275,000	$(27,500)	$247,500	30%	$74,250	150,000
Abbott, William — Senior VP & Chief Financial Officer	$200,000	0	$200,000	30%	$60,000	100,000
Arthur, Gerry — VP, GM Worldwide Services	$135,000	0	$135,000	30%	$40,500	75,000
McIntyre, John — VP of Scientific and Regulatory Affairs	$160,000	0	$160,000	30%	$48,000	75,000
Scarano, Charles — Sr. VP of Worldwide Marketing	$180,000	0	$180,000	30%	$54,000	75,000
     (1) Incentive Compensation represents target incentive compensation for the named executive in the event performance targets are satisfied as determined by the Board of Directors, or the Compensation Committee thereof.
     (2) Option grants represent options expected to be granted to the named executive. Actual grants are not expected to be made until January 3, 2007. The options will vest at 25% per year on each of the first four anniversary dates of the grant.
     In addition to the above-referenced compensation, subject to the provisions of such plans, each executive officer will continue to be eligible to participate in all medical and other benefit plans maintained by the Company for its employees.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION (Registrant)
Date: December 28, 2006	By:	/s/ William Abbott
William Abbott, Chief Financial Officer